UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________
GOLDEN INDUSTRIES INC.
(Exact name of issuer as specified in its charter)
       Nebraska	  3411	45-4324843
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization)	Classification Code Number)	Identification No.)
Tyrannosaurus Rex Joseph Gold
Chief Executive Officer
Golden Industries Inc.
613 N Grant Ave Apt 3C
York, NE 68467
(402) 366-1374
(Name, address, including zip code, and telephone number, of registrants principal executive offices, principal place of business and of agent for service)
________________________
Please send copies of all communications to:
Tyrannosaurus Rex Joseph Gold
Chief Executive Officer
Golden Industries Inc.
613 N Grant Ave Apt 3C
York, NE 68467
(402) 366-1374
________________________
Approximate date of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act of 1933, please check the following box and list the
Securities Act of 1933 registration number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act of 1933, please check the following box and list the
Securities Act of 1933 registration number of the earlier effective registration statement for the same offering.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.
See the definitions of large accelerated filer, accelerated filer, and smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):
	Large accelerated filer
	Accelerated filer
	Non-accelerated filer 			Smaller
reporting company X
?
CALCULATION OF REGISTRATION FEE
Title of Each
Class of
Securities to
be Registered
Amount to be
Registered
Proposed
Maximum
Offering Price
Per Unit
Proposed
Maximum
Aggregate
Offering Price
Amount of
Registration
Fee
Common Stock
(1)
10,000
$1
$10,000
$1.15
Total
Registration
Fee



$1.15
(1)	Estimated solely for the purpose of calculating the
registration fee pursuant to Rule 457.
?
TABLE OF CONTENTS

						Page
Prospectus Summary
	4
Risk Factors	8
Special Note Regarding Forward-Looking Statements	20
Industry and Market Data	21
Use of Proceeds	22
Dividend Policy	22
Capitalization	23
Dilution	24
Selected Consolidated Financial Data	25
Managements Discussion and Analysis
 of Financial Condition and Results of Operations	27
Business 	39
Management	45
Executive Compensation	48
Certain Relationships and Related Party Transactions	49
Principal and Selling Stockholders	50
Description of Capital Stock	51
Shares Eligible for Future Sale	54
Certain Material U.S.
Federal Income Tax Considerations for
Non-U.S. Holders of Common Stock	56
Underwriting	61
Where You Can Find More Information	64
Articles of Incorporation	65
Championship Cans Business Plan	68
CEOs Resume	78



PROSPECTUS SUMMARY

	The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings Risk Factors and Managements Discussion and Analysis of Financial Condition and Results of Operations.

CHAMPIONSHIP CANS
A Subsidy of Golden Industries Inc.
Overview
Business Description and Vision
	Championship Cans has been collecting drink cans for years. We started by collecting grandpas beer cans that he drank with his friends at his shop. The name Championship Cans was thought of April 17th 2012. Previously we were known as Cash Cans.
Definition of the Market
	The can collection industry is represented. There is already one collector in York and many more around the region. The can collecting industry is prevalent throughout the world.
	The critical need of the existing market is knowledge. The market can grow if more people save their cans.
	The target market is everyone and the profile of targeted clients is anyone because those who buy plastic drinks can be swayed to buying cans.
Once they buy the cans they can save their cans for recycling. It is that simple and easy. Basically everyone can drink their beverages from aluminum cans.
	We anticipate near the whole market share because we can buy the cans from those who already collect. And we pay more for the cans that everyone else guaranteed.
Shortcomings of the Industry
	The act of collecting the cans from the seller is one dimensional. We will offer both drop off sales and pick up sales. This will add the extra dimension to even further our competitive advantage even if offering more money wasnt enough.
	When asked who the best can recycler is what would you say? The truth is that no name is readily recognizable to collecting cans. Championship
Cans will fill this void and will be the readily thought of name and the go to place for recycling cans.
Marketing and Sales Strategy
	Championship Cans market is everyone. First and foremost its those who drink beverages from cans. For those who drink bottles and those who dont buy drinks at all, they can be persuaded.
	The channels of distribution will be both drop off and pickup-delivery. This is another way to gain an edge over the competition. We will actually pick up the cans from the sellers.
	Championship Cans sales strategy is stated as follows: The pricing is better than anyone else backed by a guarantee. Promotion will be a never ending process of new gimmicks and schemes such as contests, advertising and coupons. The products are the simple part, only aluminum cans. That is our only product. Our growth plan is to start in York, then branch to Lincoln and reevaluate from there. We will be global.
Selected Risks Associated with Our Business
Our business is subject to a number of risks and uncertainties, including those highlighted it the section titled Risk Factors immediately following this prospectus summary. Some of these risks are:
	We have a limited history of operating profits and we have limited experience dealing with the growth of the company.
?
Corporate Information
	We were incorporated as Golden Industries Inc. in Nebraska on January 11, 2012. Our principal executive offices are located at 613 N Grant Ave Apt 3C, York Nebraska, 68467, and our telephone number is (402) 366-1374. Our website address is www.tumblr.com/blog/goldenindustriesinc. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our common stock. We have included our website address in this prospectus solely as an inactive textual reference.
	Unless the context indicates otherwise, as used in this prospectus, the terms Golden Industries, we, us, and our refer to Golden Industries
Inc., a Nebraska corporation, and its subsidiaries taken as a whole, unless otherwise noted.
	Our fiscal year ends December 31.
?
SUMMARY CONSLIDATED FINANCIAL DATA
	The following consolidated financial data should be read together with our consolidated financial statements and related notes. For the time before our incorporation in January 11, 2012, the accounting methods were primitive. But, due to our limited history, they were included. During this time we were known as Golden Industries. We started as Golden Industries on July 15, 2010. Our historical results are not necessarily indicative of our results to be expected for any future period.


Fiscal Year Ended
December 31,
Three
Months
Ended
March 31,

2010
2011
2012
Consolidated Statements of
Operations Data:



Revenues:



     Internet auctions
$760
$1552
$50
            Total revenues
760
1552
50
Cost of revenues:



     Internet auctions
0
583
11
            Total cost of revenues
0
583
11
            Gross profit
760
969
39
Operating expenses



     Sales and marketing
0
0
101
     Research and development
0
0
0
     General and administrative
0
0
17
            Total operating
expenses
0
0
118
Interest and other income
(expense), net
0
0
0
Income (loss) before provision for
income taxes
0
0
0
Provision for income taxes
0
0
0
Net income (loss)
760
969
(79)
Net income (loss) per share
attributable to common
stockholders:



     Basic
0
0

     Diluted
0
0

Weighted-average shares used to
compute net income (loss) per share
attributable to common
stockholders:



     Basic
0
0

     Diluted
0
0

Pro forma net income (loss) per
share attributable to common
stockholders:



     Basic
0
0

     Diluted
0
0

Pro forma weighted-average shares
used to compute pro forma net
income (loss) per share
attributable to common
stockholders:



     Basic
0
0

     Diluted
0
0


?

Fiscal Year Ended
December 31,
Three
Months
Ended
March 31,

2010
2011
2012
Consolidated Balance Sheet Data:



Cash and cash equivalents


$107.10
Working capital, excluding deferred
revenue


0
Total assets


107.10
Deferred revenue, current and non-
current portion


0
Convertible preferred stock


0
Total stockholders equity
(deficit)


$107.10





?
RISK FACTORS
	Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in shares of our common stock.
If any of the following risks actually occurs, our business, financial condition, results of operations and future prospects could be harmed. In that event, the market price of our common stock could decline and you could lose part or even all of your investment.
Risks Related to Our Business and Industry
We have a limited history of operating profits.
	We have not been consistently profitable for long doing our trade. Our two previous annuls, 2010 and 2011, we were in the internet retail trade. Although we have been able to be profitable in the past, we may not be able to sustain or increase our growth or return profitability in the future. We plan to continue to invest for future growth, and our goal is to grow as big as possible. In addition, as a public company, we may incur significant accounting, legal and other expenses that we did not incur as a private company. As a result of these increased expenditures, we will have to generate and sustain increased revenues to achieve future profitability. We may incur significant losses in the future for a number of reasons, including without limitation the other risks and uncertainties described in this prospectus. Additionally, we may encounter unforeseen operating expenses, difficulties, complications delays and other unknown factors that may result in losses in future periods. If these losses exceed our expectations or our revenue growth expectations are not met in future periods, our financial performance will be harmed.
We are transitioning.  We may not be able to manage our growth and expansion.
	We have yet to sell any aluminum that we have collected. Previously we were retail internet auctions. While we still may engage in this, our focus is in can recycling. Our ability to manage our operations and growth will require us to continue to refine our operational, financial and management controls, human resource policies, and reporting systems and procedures. For instance, during the rest of this quarter, we plan on setting up a corporate bank account, throwing a seminar to establish a base clientele, and to trademark both the names of Championship Cans and Golden Industries Inc. If we fail to efficiently expand our sales force, operations or IT and financial systems, or if we fail to implement or maintain effective internal controls and procedures, our costs and expenses may increase more than we plan and we may lose the ability to close customer opportunities, enhance our existing service, develop new applications, satisfy customer requirements, respond to competitive pressures or otherwise execute our business plan. Additionally, as our operating expenses increase in anticipation of the growth of our business, if such growth does not meet our expectations, our financial results likely would be harmed.
?
A mistake or delay could diminish demand for our service and subject us to substantial liability.
	Like many metal trading companies, we are subject to the market value of our metal and we have to ship our metal. Errors could happen in any line of work and we are not immune to mistakes of math, clarity and logistics. If any mistakes occur, our customers may delay or withhold payment to us, elect not to renew, make claims against us, and we could lose future sales. The occurrence of any of these events could result in an increase in our bad debt expense, an increase in collection cycles for accounts receivable, require us to incur the expense or risk of litigation. Further, if we are unable to meet the stated service level commitments we have guaranteed to our customers or suffer extended periods of unavailability for our service, we may be contractually obligated to provide these customers with credits for future service. We do not carry insurance sufficient to compensate us for the potentially significant losses, including the potential harm to the future growth of our business that may result from interruptions in our service.
The market in which we participate is intensely competitive, and if we do not compete effectively, our operating results could be harmed.
	The market for metal trading is fragmented, rapidly evolving and highly competitive, with relatively low barriers to entry in some segments. Many of our competitors and potential competitors are larger and have greater name recognition, much longer operating histories, more established customer relationships, larger marketing budgets and significantly greater resources than we do. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. With the introduction of new technologies, the evolution of our service and new market entrants, we expect competition to intensify in the future. If we fail to compete effectively, our business will be harmed. Some of our principal competitors offer their products or services at a lower price, which has resulted in pricing pressures. If we are unable to achieve our target pricing levels, our operating result would be negatively impacted. In addition, pricing pressures and increased competition generally could result in reduced sales, reduced margins losses or the failure of our service to achieve or maintain more widespread market acceptance, any of which could harm our business.
?
Our business depends substantially on our customers renewing their contracts and purchasing additional contracts from us. Any decline in our customer renewals would harm our future operating results.
	In order for us to maintain or improve our operating results, it is important that our customers renew their contract when the initial contract term expires. Our customers have no obligation to renew their contracts, and we cannot assure you that our customers will renew their contract with a similar contract period or with the same or greater amounts.
	Our renewal rates may decline or fluctuate as a result of a number of factors, including satisfaction with our service, our customer support, our prices, the prices of competing solutions, mergers and acquisitions affecting our customer base, the effects of global economic conditions, or reductions in our customers spending levels. Our future success also depends on our ability to sell more contracts to our customers. If our customers do not renew their contracts, renew on less favorable terms or fail to purchase additional services, our revenues may decline, and we may not realize improved operating results from our customer base.
We may not timely and effectively scale and adapt our existing technology to meet the performance and other requirements of our large global enterprise customers.
	Our future growth is dependent upon our ability to continue to meet the expanding needs of our large enterprise customers as their use of our service grows. As these customers gain more experience with our service, the number of users and transactions managed by our service, the amount of data transferred, processed and stored by us, the number of locations where our service is being accessed, and the number of processes and systems managed by our service on behalf of these customers have in some cases, and may in the future, expand rapidly. In order to ensure that we meet the performance and other requirements of these large enterprise customers, we intend to continue to make significant investments to develop and implement new technologies in our service. These technologies, which include databases, applications and server optimizations, and automation, are often advanced, complex, new and untested. We may not be successful in developing or implementing these technologies. To the extent that we do not effectively scale our service and operations to maintain performance as our customers expand their use of our service, our business and operating results may be harmed.
?
Failure to effectively expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our service.
	Increasing our customer base and achieving broader market acceptance of our service will depend, to a significant extent, on our ability to effectively expand our sales and marketing operations and activities. We are substantially dependent on our direct sales to obtain new customers. We plan to expand our direct sales force. We believe that there is significant competition for direct sales personnel with the sales skills and technical knowledge that we require. Our ability to achieve significant revenue growth in the future will depend, in large part, on our success in recruiting, training and retaining a sufficient number of direct sales personnel. New hires require significant training and time before they achieve full productivity, particularly in new sales territories. Our planned hires may not become as productive as quickly as we would like, and we may be unable to hire or retain sufficient numbers of qualified individuals in the future in the markets where we do business.  Because we do not have history of expansion in our sales force, we cannot predict whether or to what extent our sales will increase as we expand our sales force or how long it will take for sales personnel to become productive. Moreover, we do not have significant experience as an organization developing and implementing overseas marketing campaigns, and such campaigns may be expensive and difficult to implement.
Our business will be harmed if our expansion efforts do not generate a significant increase in revenues.
If we are unable to attract and retain the executives and employees we need to support our operations and growth, our business may be harmed.
	As we grow and expand we will need to add more executive officers. The changes in our executive management team may be disruptive to our business.
Our success will depend substantially on this new group of executive officers, who are critical to our vision, strategic direction, culture, services and technology. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives. The loss of one or more of our executive officers or the failure by our executive team to effectively work with our employees and lead our company could do harm to our business.
	In the twenty first century, there is substantial and continuous competition for employees with high levels of experience in designing, developing and managing software and Internet-related solutions, as well as competition for sales executives and operations personnel. We may not be successful in attracting and retaining qualified personnel. We have from time to time experienced, and we expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospect could be harmed.
?
Our quarterly results may fluctuate, and if we fail to meet the expectations of analysts or investors, our stock price and the value of your investment could decline substantially.
	Our quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of our control. If our quarterly financial results fall below the expectations of investors or any securities analysts who follow our stock, the price of our common stock could decline substantially. Some of the important factors that may cause our revenues, operating results and cash flows to fluctuate from quarter to quarter include:
*	Our ability to retain and increase sales to existing customers, attract new customers and satisfy our customers requirements;
*	The number of new employees added;
*	The rate of expansion and productivity of our sales force;
*	Changes in the relative and absolute levels of professional services we provide;
*	The cost, timing and management effort for the development of new services;
*	The length of the sales cycle for our service;
*	Changes in our pricing policies whether initiated by us or as a result of competition;
*	The amount and timing of operating costs and capital expenditures related to the operations and expansion of our business;
*	Significant technical difficulties, fluctuations in the market or interruptions with our service;
*	New solutions, products or changes in pricing policies introduced by our competitors;
*	Changes in foreign currency exchange rates;
*	Changes in effective tax rates;
*	General economic conditions that my adversely affect either our customers ability or willingness to purchase additional contracts, delay a prospective customers purchasing decision, or reduce the value of new contracts, or affect renewal rates;
*	Changes in deferred revenue balances due to the seasonal nature of our customer invoicing, changes in the average duration of our customer agreements, the rate of renewals and the rate of business growth;
*	The timing of customer payments and payment defaults by customers;
*	Extraordinary expenses such as litigation or other dispute-related settlement payments;
*	The impact of new accounting pronouncements; and
*	The timing of stock awards to employees and the related adverse financial statement impact of having to expense those stock awards ratably over their vesting schedules.
    Many of these factors are outside of our control, and the occurrence of one or more of them might cause our operating results to vary widely.  As such, we believe that quarter-to-quarter comparisons of our revenues, operating results and cash flows may not be meaningful and should not be relied upon as an indication of future performance.
?
If we are unable to successfully manage the growth of our business and improve our profit margin, our operating results may be harmed.
	Our recycling business, which performs a service of buying aluminum cans from buyers, has grown as from the beginning. As a result, our efforts have been focused in large on spreading the word of us recycling cans rather than the profitability of our service. In the future, we intend to price our services based on the anticipated cost of those services and, as a result, expect to improve the gross profit percentage of our services. If we are unable to successfully manage the growth of our business, our operating results, including our profit margins, will be harmed.
We may be sued by third parties for alleged infringement of their proprietary rights.
	There is considerable patent and other intellectual property development activity in our industry. Our success depends in part on not infringing upon the intellectual property rights of others. From time to time, our competitors or other third parties may claim that we are infringing upon their intellectual property rights, and we may be found to be infringing upon such rights. We may be unaware of the intellectual property rights of others that may cover some or all of our technology or services. Any claims or litigation could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages or ongoing royalty payments, prevent us from offering our service, or
require that we comply with other unfavorable terms.   We may also be
obligated to indemnify our customers or business partners in connection with any such litigation and to obtain licenses, modify our service or refund fees, which could further exhaust our resources.  Even if we were to prevail in the event of claims or litigation against us, any claim or litigation regarding our intellectual property could be costly and time-consuming and divert the attention of our management and key personnel from our business operations. Such disputes could also disrupt our service, causing an adverse impact to our customer satisfaction and related renewal rates.
?
Any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand.
	Our success depends to a significant degree on our ability to protect our proprietary technology and our brand. We rely on a combination of trade secret and other intellectual property laws and confidentiality procedures to protect our proprietary rights. If we fail to protect our intellectual property rights adequately, our competitors may gain access to our technology and our business may be harmed. In addition, defending our intellectual property rights might entail significant time and expenses. Any of out intellectual property rights may be challenged by others or invalidated through administrative process or litigation. We have only recently begun to develop a strategy to seek, and may be unable to obtain, patent protection for our technology. In addition, any patents issued in the future may not provide us with competitive advantages, or may be successfully challenged by third parties. Furthermore, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain. Effective patent, trademark, copyright and trade secret protection may not be available to us in every country in which our service is available. The laws of some foreign countries may not be as protective of intellectual property rights as those in the United States, and mechanisms for enforcement of intellectual property rights may be inadequate.
Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.
	We may be required to spend significant resources to monitor and protect our intellectual property rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel.
Weakened global economic conditions may harm our industry, business and results of operations.
	Our overall performance depends in part on worldwide economic conditions, which may remain challenging for the foreseeable future. Global financial developments seemingly unrelated to us or our industry may harm us. The United States and other key international economies have been impacted by falling demand for a variety of goods and services, restricted credit, poor liquidity, reduced corporate profitability, volatility in credit, equity and foreign exchange markets, bankruptcies and overall uncertainty with respect to the economy. These conditions affect the rate of information technology spending and could adversely affect our customers ability or willingness to purchase our service, delay prospective customers purchasing decisions, or reduce the value or duration of their contracts, all of which could harm our operating results.
Natural disasters and other events beyond our control could harm our business.
	Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our service to our customers, and could decrease demand for our service. The majority of our research and development activities, corporate headquarters, and other critical business operations are located in tornado alley in Nebraska. Customer data could be lost, significant recovery time could be required to resume operations and our financial condition and operating results could be harmed in the event of a tornado or catastrophic event.
?
We will incur increased costs as a result of operating as a public company and our management will have to devote substantial time to public company compliance obligations.
	As a public company and particularly after we cease to be an emerging growth company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the Securities and Exchange Commission, or SEC and our stock exchange, has imposed various requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance requirements and any new requirements that the Dodd-Frank Wall Street Reform and Consumer Protection
Act of 2010 may impose on public companies. Moreover, these rules and regulations, along with compliance with accounting principles and regulatory interpretations of such principles, have increased and will continue to increase our legal, accounting and financial compliance costs and have made and will continue to make some activities more time-consuming and costly.
For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantial costs to maintain the same or similar coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or our board committees, or as executive officers.
?
We may acquire or invest in companies, which may divert our managements attention, result in additional dilution to our stockholders, and we may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions.
	We may evaluate and consider potential strategic transactions, including acquisitions of, or investments in, businesses, technologies, services, products and other assets in the future. We also may enter into relationships with other businesses to expand our service offerings or our ability to provide services in international locations, which could involve preferred or exclusive licenses, additional channels of distribution, discount pricing or investments in other companies.  An acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties assimilating or integrating the businesses, technologies, products, personnel or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to work for us, their methods are not easily adapted to work with ours, or we have difficulty retaining the customers of any acquired business due to changes in ownership, management or otherwise. Acquisitions may also disrupt our business, divert our resources and require significant management attention that would otherwise be available for development of our existing business. Moreover, the anticipated benefits of any acquisition, investment or business relationship may not be realized or we may be exposed to unknown risks or liabilities.
	Negotiating these transactions can be time-consuming, difficult and expensive, and our ability to close these transactions may often be subject to approvals that are beyond our control. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may:
*	Issue additional equity securities that would dilute our stockholders;
*	Use cash that we may need in the future to operate our business;
*	Incur debt on terms unfavorable to us or that we are unable to repay;
*	Incur large charges or substantial liabilities;
*	Encounter difficulties retaining key employees of the acquired company or integrating diverse software codes or business cultures; and
*	Become subject to adverse tax consequences, substantial depreciation or deferred compensation charges.
?
Risks Relating to Ownership of Our Common Stock and this Offering
The market price of our common stock is likely to be volatile and could subject us to ltigation.
Prior to this offering, there has not been a public market for our common stock. We cannot assure you that an active trading market for our common stock will develop following this offering. You may not be able to sell your shares quickly or at the market price if trading in our common stock is not active. The initial public offering price for the shares will be determined by negotiations between us and representatives of the underwriters and may not be indicative of prices that will prevail in the trading market following the offering. In addition, the trading prices of the securities of recycling companies in general have been volatile. Accordingly, the market price of our common stock is likely to be subject to wide fluctuations. Factors affecting the market price of our common stock include:
*	Variations in our operating results, earnings per share, cash flows from operating activities, deferred revenue, and other financial metrics and non-financial metrics, and how those results compare to analyst expectations;
*	Forward-looking statements related to future revenues and earnings per share;
*	The net increases in the number of customers, either independently or as compared with published expectations of industry, financial or other analysts that cover our company;
*	Changes in the estimates of our operating results or changes in recommendations by securities analysts that elect to follow our common stock;
*	Announcements of technological innovations, new solutions or enhancements to services, strategic alliances or significant agreements by us or competitors;
*	Announcements of customer additions and customer cancellations or delays in customer purchases;
*	Recruitment or departure of key personnel;
*	Disruptions in our service due to computer hardware, software or network problems, security breaches, or other man-made or natural disasters;
*	The economy as a whole, market conditions in our industry, and the industries of our customers;
*	Trading activity by a limited number of stockholders who together beneficially own a majority of our outstanding common stock;
*	The size of our market float; and
*	Any other factors discussed herein.
    In addition, if the market for recycling stocks or the stock market in general experiences uneven investor confidence, the market price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. The market price of our common stock might also decline in reaction to events that affect other companies within, or outside, our industry even if these events do not directly affect us. Some companies that have experienced volatility in the trading price of their stock have the subject of securities class action litigation. If we are the subject of such litigation it could result in substantial costs and a diversion of our managements attention and resources.
?
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
	Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled Use of Proceeds, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.
We do not intend to pay dividends on our common stock so any returns will be limited to changes in the value of our common stock.
	We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, our ability to pay cash dividends on our common stock may be prohibited or limited by the terms of any future debt financing arrangement. Any return to stockholders will therefore be limited to the increase, if any, of our stock price.
Future sales and issuances of our common stock or rights to purchase common stock could result in dilution of the percentage of ownership of our stockholders and could cause our stock price to decline.
	We may need additional capital in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in subsequent transactions, investors may be materially diluted.
New investors in such subsequent transactions could gain rights, preferences and privileges senior to those of holders of our common stock, including shares of common stock sold in this offering.
?
Sales of a substantial number of shares of our common stock in the public market following this offering could cause our stock price to fall.
	Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.
	All of our officers and directors and the holders of substantially all of our capital stock are subject to lock-up agreements with the underwriters of this offering that restrict the stockholders ability to transfer shares of our common stock for at least 180 days from the date of this prospectus.
The lock-up agreements limit the number of shares of common stock that may be sold immediately after this initial public offering. Shares issued or issuable upon exercise of options vested as of the expiration of the lock-up period will be eligible for sale at that time. Sales of stock by these stockholders could have material adverse effect on the trading price of our common stock.
	Certain holders of shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act of 1933, as amended, or the Securities Act, subject to the 180-day lock-up arrangement described above. Registration of these shares under the
Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares held by our affiliates as defined in Rule 144 under the Securities Act. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock.
?
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
	This prospectus includes forward-looking statements. All statements, other that statements of historical fact, contained in this prospectus, including statements regarding our future results of operations, financial position and cash flows, our business strategy and plans and our objectives for future operations, are forward-looking statements.  The words believe, may, will, estimate, continue, anticipate, would, could,
should, intend, and expect and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in Risk Factors. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
	Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations. ?
INDUSTRY AND MARKET DATA
	Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our general expectations, market position, market opportunity and market size, is based on information from various sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for our service and related solutions.
These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although neither we nor the underwriters have independently verified the accuracy or completeness of any third-party information, we believe the market position, opportunity and market size information included in this prospectus is reliable and the conclusions contained in the third-party information are reasonable. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in Risk Factors and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.
?
USE OF PROCEEDS
	We estimate that our net proceeds from the sale of the shares of common stock offered by us will be approximately $9,000 because the initial public offering price is $1 per share. We will not receive any proceeds from the sale of common stock by the selling stockholders.
	The principal purposes of this offering are to create a public market for our common stock, obtain additional capital, facilitate our future access to the public equity markets, increase awareness of our company among potential customers and improve our competitive position. While we have no specific plans at this time, we may use some of the proceeds from this offering to fund advertising, and for manufacturing machinery such as a ball mill to turn the aluminum into a powder and a wood chipper to shred the cans. We intend to use the net proceeds to us from this offering for working capital and other general corporate purposes. Additionally, we may choose to expand our current business through acquisitions of, or investments in, other businesses, products or technologies, using cash or shares of our common stock. However, we have no commitments with respect to any such acquisitions or investments at this time.
DIVIDEND POLICY
	We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our board of directors.
?
CAPITALIZATION
	The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2012:
*	On an actual basis;
*	On a pro forma basis;
*	On a pro forma as adjusted basis;
The information below is illustrative only. You should read the information in this table together with the section entitled Managements Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of March 31, 2012

Actual
Pro Forma
Pro Forma
as
Adjusted
Cash and cash equivalents

-


Common stock

$10,000


Additional paid-in capital

-


Accumulated other comprehensive
income

-


Accumulated deficit

-


Total stockholders equity
(deficit)

-


Total capitalization

$10,000




?
DILUTION
?
       SELECTED CONSOLIDATED FINANCIAL DATA
       The following selected consolidated financial data should be read together with our consolidated financial statements and accompanying notes and Managements Discussion and Analysis of Financial Condition and Results of Operations appearing elsewhere in this prospectus. The selected consolidated financial data in this section are not intended to replace our consolidated financial statements and the related notes. Our historical results are not necessarily indicative of our future results.
       We have prepared the financial information unaudited and have included, in our opinion, all adjustments, consisting only of normal recurring adjustments, we consider necessary for a fair statement of the financial information set forth in those statements.

Fiscal Year Ended
December 31,
Three
Months
Ended
March 31,

2010
2011
2012
Consolidated Statements of
Operations Data:



Revenues:



     Internet auctions
$760
$1552
$50
            Total revenues
760
1552
50
Cost of revenues:



     Internet auctions
0
583
11
            Total cost of revenues
0
583
11
            Gross profit
760
969
39
Operating expenses



     Sales and marketing
0
0
101
     Research and development
0
0
0
     General and administrative
0
0
17
            Total operating
expenses
0
0
118
Interest and other income
(expense), net
0
0
0
Income (loss) before provision for
income taxes
0
0
0
Provision for income taxes
0
0
0
Net income (loss)
760
969
(79)
Net income (loss) per share
attributable to common
stockholders:



     Basic
0
0

     Diluted
0
0

Weighted-average shares used to
compute net income (loss) per share
attributable to common
stockholders:



     Basic
0
0

     Diluted
0
0

Pro forma net income (loss) per
share attributable to common
stockholders:



     Basic
0
0

     Diluted
0
0

Pro forma weighted-average shares
used to compute pro forma net
income (loss) per share
attributable to common
stockholders:



     Basic
0
0

     Diluted
0
0


Fiscal Year Ended
December 31,
Three
Months
Ended
March 31,

2010
2011
2012
Consolidated Balance Sheet Data:



Cash and cash equivalents


$107.10
Working capital, excluding deferred
revenue


0
Total assets


107.10
Deferred revenue, current and non-
current portion


0
Convertible preferred stock


0
Total stockholders equity
(deficit)


$107.10





?
MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
	You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes appearing at the end of this prospectus.
Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should read the Risk Factors section of this prospectus for a discussion of important factors that could cause actual results differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
Overview
	Golden Industries Inc.s subsidiary Championship Cans is an aluminum recycler that specializes in cans. Organizations will use us in order to receive the best price that they can. Our service involves paying the customer who brings in the aluminum and then possibly manufacturing that aluminum into a powder via a ball mill. Aluminum powder is widely used in pyrotechnics as an ingredient for flash powder. We can manufacture the aluminum we get into about anything, or we can sell it to someone else. We focus on transforming the cans into a useable product because that is where the most profit is. The profit margin between what aluminum cans are bought for and what aluminum powder is sold for is astronomical. Additionally, our customers will begin to acknowledge us as the prime aluminum can recycler and they will become repeat customers.
	We provide a pricing model based on what our regional competitors are offering. We generally pay our customers cash after we weigh the aluminum.
We generate sales by channel partners and third-party referrals.
	Many customers initially will use our service in order to get quick cash in order to solve an immediate or specific problem. Once their problem is solved, many of our customers will return for additional sales once they become more familiar with our service. In addition some customers may adopt our service and build applications that their employer, families, and friends bring their aluminum to us.
	We were founded in 2011 and we have funded our business primarily from the out of pocket cash of our CEO Tyrannosaurus Rex Gold. We continue to invest in the development of our service, infrastructure and sales and marketing to drive long-term growth.
	We have yet to show the type of revenue in 2012 as we did in the previous years, that is because we are changing our business operations.
While we used to engage in the internet retail or resale of items now we recycle aluminum focusing on cans. Why we focus on cans as opposed to other types of aluminum is because it is easiest to be turned into powder because it is the thinnest. We are just starting out and have yet to make a sale, or a purchase or to effectively powderize the cans.
?
Key Factors Affecting Our Performance
	Total customers. We believe that the total amount of customers are a key indicator of our market penetration, growth and future revenues. We will aggressively invest in our direct sales force as well as pursue additional partnerships within our indirect sales channel. We generally define a customer in both areas of our business that we partake in. We define a customer as an entity that we buy the cans from and that we sell the cans or powder or whatever aluminum product to. In situations where there is a single contract that applies to entities with multiple subsidiaries or divisions, universities, or governmental organizations, each entity that has contracted for a separate instance of our service is counted as a separate customer.
	Investment in growth. We have aggressively invested, and intend to continue to invest, in expanding operations and developing technology to support our growth. We expect our total operating expenses to increase in the foreseeable future, particularly as we continue to expand our sales operations. We continue to invest in our sales and marketing to drive additional revenues and support the growth of our customer base. Any investments we make in our sales and marketing organization will occur in advance of experiencing the benefits from such investments, so it may be difficult for us to determine if we are efficiently allocating our resources in these areas.
	Renewal rate. We calculate our renewal rate by subtracting our attrition rate from 100%. Our attrition are for a period is equal to the annual contract value from customers that are due for renewal in that period and did not renew, divided by the total annual contract value from all customers due for renewal during the period. Annual contract value is equal to the first twelve months of expected subscription revenues under a contract. We believe our renewal rate is an important metric to measure the long-term value of customer agreements and our ability to retain our customers.
	Upsells. In order for us to continue to grow our business, it is important to generate additional revenue from existing customers. We believe there is significant opportunity to increase the number of subscriptions sold to current customers as customers become more familiar with our platform and adopt our applications to address additional business use cases. We believe our ability to upsell is a key factor affecting our ability to further penetrate our existing customer base. We monitor upsells by measuring the annual contract value of upsells signed in the period as a percentage of our total annual contract value of all contracts signed in this period.
	Investment in infrastructure. We intend to continue to make substantial investments in new equipment to support growth. We are adapting a technology in which we convert aluminum into powder. This is done via a ball mill. A full sized actual ball mill is quite expensive. We have yet to have that kind of money. So what we did was convert a clothes dryer into a ball mill via a lot of elbow grease. We welded the holes in it. We slowed the speed and removed the element and fan. We quieted the loudness of hundreds of ball bearings rolling around via sound deadener. We have yet to produce powder. We need at least 2,000 more ball bearings. If this does produce powder we have two more clothes dryers ready for conversion.
?
Components of Results of Operations
	Revenues
	Contract revenues. Contract revenues are primarily comprised of sales of aluminum. Pricing is based on the market value of aluminum and what our competitors are charging. In addition, in the future we may open a number of subsidies such as to facilitate sales of other products such as wood burning stoves. Reason be is that with escalating energy costs it is expensive to run heat. Wood burning stoves could be the perfect remedy in the right situation. Furthermore, with use of tax deduction form 5695, $300 can be deduced from income tax so long as the stove has a thermal efficiency rating of 75% or better.
	We typically invoice fees in annual increments upon initiation of the initial contract or subsequent renewal that is however to say, when we dont pay cash up front. We generally try to enter into arrangements with customers for contracts for terms longer than 12 months. Our contracts are generally non-cancelable, though customers can terminate for breach if we materially fail to perform. Fees for contracts are generally billed annually in advance.
	Prior to our incorporation, we engaged in similar activities to what is proposed from after we incorporated on January 11, 2012. We bought items from auctions and garage sales and we then sold them on eBay. We effectively bought from a small market and sold on a large market and we were able to make a nice profit on items that way. Now we look to buy aluminum cans from people and then powderize the aluminum and then sell it as an ingredient to flash powder for fireworks.
	Backlog. Backlog represents future amounts to be invoiced under our agreements. At the end of the first quarter of 2012, we have no backlog. We expect backlog will change from period to period for several reasons, including the timing and duration of customer subscriptions, varying billing cycles of subscription agreements, and the timing of customer renewals.
	Overhead Allocation
	Overhead associated with our facilities and depreciation is allocated to our cost of revenues and operating expenses as appropriate.
	Cost of Revenues
	The cost of revenues can be broken down into a few expenses such as gasoline used while picking up the cans, salary paid to the CEO, any other wages paid to employees, money paid for the inventory (cans), any electricity used in the action of powderizing the cans, packaging expenses for the powder, shipping charges and listing fees.
	Sales and Marketing Expenses
	Sales and marketing expenses consist primarily of, at this time, any advertising we partake in, be it, newspaper ads, television commercials, internet ads, etc Other costs of this sort included in this expense are marketing and promotional events, including conferences, online marketing, product marketing and allocated overhead. In the future, if we have employed an advertising staff, the expenses could also include salaries benefits, bonuses, commissions and stock-based compensation.
?
	Research and Development Expenses
	Research and development expenses will consist primarily of personnel and related costs directly associated with our research and development staff after a staff is hired. These will include salaries, benefits, bonuses and stock-based compensation, and allocated overhead.
	General and Administrative Expenses
	General and administrative expenses primarily will consist of personnel and related costs for executive, finance, legal, human resources and administrative personnel, once such staff is hired, including salaries benefits, bonuses and stock-based compensation; legal, accounting and other professional services fees; other corporate expenses; and allocated overhead.
	Provision for Income Taxes
	Provision for income taxes consists of federal and state income taxes. We consider all available evidence, both positive and negative, in assessing the extent to which a valuation allowance should be applied against our deferred tax assets.
	Results of Operations
	To enhance comparability, the following table sets forth our results of operations for the periods presented. The period-to-period comparison of financial results is not necessarily indicative to future results.

Fiscal Year Ended
December 31,
Three
Months
Ended
March 31,

2010
2011
2012
Consolidated Statements of
Operations Data:



Revenues:



     Internet auctions
$760
$1552
$50
            Total revenues
760
1552
50
Cost of revenues:



     Internet auctions
0
583
11
            Total cost of revenues
0
583
11
            Gross profit
760
969
39
Operating expenses



     Sales and marketing
0
0
101
     Research and development
0
0
0
     General and administrative
0
0
17
            Total operating
expenses
0
0
118
Interest and other income
(expense), net
0
0
0
Income (loss) before provision for
income taxes
0
0
0
Provision for income taxes
0
0
0
Net income (loss)
760
969
(79)

?
	Cost of Revenues and Gross Profit Percentage

Fiscal Year Ended
December 31,
Three
Months
Ended
March 31,

2010
2011
2012
Cost of revenues:



     Internet auctions
0
583
11
            Total cost of revenues
0
583
11
Gross profit percentage:



            Total gross profit
percentage

62%
78%
Gross profit
760
969
39

	Again looking back at the past years fiscal data it will be noted that in dealing with eBay that they charge roughly 10% of what the item sells for. Then of course there is the charge of shipping. It seemed as though UPS had a minimum charge of around $10 per package. USPS was similar. We are always open to suggestions on shipping. Of course one way to sidestep the 10% charge that eBay tacks on is to open up and sell from our own website and we will consider this as an option. Of course there are pros and cons with a choice as that, there is likely not to be as many viewers of our site as eBay but there would be no competition on our site. It is likely that we sell on three formats, once we are able to powderize the aluminum. We will sell on eBay, our own website, and possibly to a large scale manufacturer. Then of course if we find it to be profitable, we will make our own fireworks and sell those.
       Again looking back at cost of revenues they can be summed up in two areas, auction fees and shipping fees. Not packaging fees because I am able to get the packaging supplies for free, besides the tape which is a nominal amount, but in the future, when we really sell a lot, packaging fees could be noted.
       Now when we start talking about Gross profit percentage and profit margin, this is what makes the aluminum powder so attractive and why we chose this in the first place. When the going rate of aluminum powder is roughly $7.50 per pound for at the minimum price, even though it is high quality I am sure we can match it, and cans can be bought for less than $.75 per pound, and the cost of the ball mill is the initial cost for the equipment and the cost of electricity which comes out to $.0188 per hour, we are looking at huge profit margins. Without the cost of revenues figured in, with just the raw materials to the profit we are looking at a profit percentage of 90%.
That is something that you can take to the bank.
?
       Sales and Marketing


Fiscal Year Ended
December 31,
Three
Months
Ended
March 31,

2010
2011
2012
Sales and marketing
0
0
$101
Percentage of revenues


202%

	For the first quarter or three months ended March 31st, we have a sales and marketing expense of $101 or 202% of the total revenue for that time.
That expense can be summed up with two purchases, a 25lb digital scale from stamps.com which we have come to find will not do the job, we need a bigger one that can hold a garbage can and are readable. The other expense was business cards and stickers, two great items to give to customers and potential customers.
	We have analyzed the market a bit and we have come up with some base numbers for a bit of an idea of what we can expect. We have found that one eBay seller alphachem08 has sold over $19,725 or 3,773lbs since 2004 selling aluminum powder. Obviously the best for security purposes would be to sign a contract with a large scale manufacturer.
	We expect sales and marketing expenses to increase and continue to be our largest component of costs and expenses, as we continue to expand our direct sales teams, increase our marketing activities, grow our international operations, build brand awareness and sponsor additional marketing events.
       Research and Development

Fiscal Year Ended
December 31,
Three
Months
Ended
March 31,

2010
2011
2012
     Research and development
0
0
0

	As stated above, Research and Development consists of salaries of that department and expenses related to the personnel involved within. We will always encourage our employees to voice their opinions of improvements and ideas. If one of these ideas seem viable we may hire a staff or have expenses in that area of what would be called research and development. Otherwise it is me studying all the time and thinking up new ways to make money.
	We expect research and development expenses to increase as we improve the existing functionality of our service, develop new applications to fill market needs and continue to enhance our core platform.
?
       General and Administrative

Fiscal Year Ended
December 31,
Three
Months
Ended
March 31,

2010
2011
2012
     General and administrative
0
0
$17

	It is possible, as it is with a lot of our accounts, that we have incurred expenses in the past within these accounts but they were not accounted for. We have just begun to understand accounting practices and we continue to evolve and adjust as we learn. One such instance is this general and administrative account. Included in the three months ended March 31st, is a three hole puncher and duct tape. However as we stated it is likely that in the two years past that we did incur such expense but we did not account for it.
	We expect to incur higher general and administrative expenses as a result of both our growth and transition to a public company, including higher legal, corporate insurance and accounting expenses, and the additional costs of achieving and maintaining compliance with the Securities Exchange Commission. We expect the continued expansion of our operations will also contribute to higher general and administrative expenses.
       Interest and Other Income, net

Fiscal Year Ended
December 31,
Three
Months
Ended
March 31,

2010
2011
2012
Interest and other income, net
0
0
0

       We have yet to incur any sort of accounting in this account because of a lack of capitol. But the idea is not foreign to us. One way that we may invest money in the future would be in tax liens. To buy a tax lien we would simply go to the county treasurer and tell them that this is what we want to do. Then the liens we would buy would generate around 16% interest. This investment would be backed by the government and tax liens have the highest priority even over mortgages which means if the house goes into foreclosure that whomever held the tax lien would get the property. It should be noted that this seldom happens.
       Another area in which this account is affected is in foreign currency transactions gains and losses. This should be noted in the event that we engage in international trade and we deal with foreign currencys.
?
       Provision for Income Taxes

Fiscal Year Ended
December 31,
Three
Months
Ended
March 31,

2010
2011
2012
Provision for income taxes
0
0
0

	Upon studying for this prospectus and registering for the Securities Exchange Commission, this is the first that we have heard of a provision for income taxes. Remember that before January 11 of 2012, we were unincorporated and we generated little of enough revenue that we were able to write off all our expenses and owe very little to the government. It has become clear to us that we either need to learn how to keep good books or hire a good accountant.
	We will continue to maintain a full valuation allowance on our federal and state deferred tax assets, and the significant components of the tax expense recorded are current cash taxes in various jurisdictions. The cash tax expenses are impacted by each jurisdictions individual tax rates, laws on timing of recognition of income and deductions and availability of net operating losses and tax credits.
Quarterly Results of Operations
	Due to primitive accounting practices we have no quarterly financial data. We have begun using Quickbooks and are receiving training from a certified public accountant. That is where we stand currently. So from here on out we will be able to produce quarterly data.
?
Liquidity and Capital Resources

Fiscal Year Ended
December 31,
Three
Months
Ended
March 31,

2010
2011
2012
Net cash provided by (used in)
operating activities
-
-
-
Net cash used in investing
activities
-
-
-
Net cash provided by financing
activities
-
-
-
Net increase in cash and cash
equivalents, net of impact of
exchange rates on cash
-
-
-

	Our primary short-term needs for cash, which are subject to change, include expenditures related to the growth of our equipment, including machinery that would powderize the aluminum cans.
Our short-term needs for cash also include expenditures related to:
*	The growth of our sales and marketing and professional services efforts;
*	Support of our sales and marketing efforts related to our current and future services and applications, including expansion of our direct sales force and support resources both in the United States and abroad;
*	The continued advancement of research and development; and
*	The equipment that it takes to powderize the aluminum cans be it the full size ball mill or if the clothes dryer that I modified can do the job then more of those and what it takes to make those.
    To the extent existing cash and cash equivalents and cash from operations are not sufficient to fund our future activities, we may need to raise additional funds. Although we are not currently a party to any agreement or letter of intent with respect to potential investments in, or acquisitions of, complementary businesses, services or technologies, we may enter into these types of arrangements in the future, which could also require us to seek additional equity financing or use our cash resources. We have no present understandings, commitments or agreements to enter into any such acquisitions.
    Depending on certain growth opportunities, we may choose to accelerate investments in sales and marketing, professional services, and research and development, which may require the use of proceeds from our initial public offering.
?
	Operating Activities
	We dont yet know how to compute net cash or what net cash is and we didnt know what that was in the past. At the beginning of this next quarter we will be able to compute that and we will record it.
	Investing Activities
	Our only investment activities at this time are potential ones. As we mentioned before there are tax lien documents that offer a 16% return on investment. There is also an apartment complex that is for sale here in York. It is the Opera House, while it is old built in 1885, it is large at 21,960 square feet. With 15 apartments and four businesses for rent, it currently pays out with all apartments rented $7,035 per month. We will attach all the documents for the property including the appraisal and the insurance quote.
	Financing Activities
	At this time we have no financing. We have made several attempts to get loans from banks and we have been turned down each time.
Contractual Obligations and Commitments
	Contractual obligations represent future cash commitments and liabilities under agreements with third parties, and exclude orders for goods and services entered into in the normal course of business that are not enforceable or legally binding. The following table represents our contractual obligation as of December 31, 2011, aggregated by type:

Fiscal Year Ended
December 31,
Three
Months
Ended
March 31,

2010
2011
2012
Contractual Obligations



Operating leases:



     Facilities space
-
-
-
Total operating leases
-
-
-





	We have no leases of this type as of now, but it is possible in the future that we will. We hope for contracts of this type as we expand and begin collecting cans on a larger, growing basis.
Off-Balance Sheet Arrangements
	During fiscal 2010, 2011 and the first quarter of 2012, we did not have any relationships with unconsolidated entities or financial partnership, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in those types of relationships.
?
Critical Accounting Policies and Significant Judgments and Estimates
	Our managements discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimate and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported revenues and expense during the reporting periods. These items are monitored and analyzed by us for changes in fact and circumstances, and material changes in these estimates could occur in the future. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Changes in estimates are reflected in reported results for the period in which they become known.  Actual results may differ from these estimates under different assumptions or conditions.
	Revenue Recognition
	As of now we account using cash basis but in the future we plan to switch to accrual which will be accounted in this way that follows.
       We commence revenue recognition when all of the following conditions are met:
*	There is persuasive evidence of an arrangement;
*	The service has been provided to the customer;
*	The collection of related fees is reasonable assured; and
*	The amount of fees to be paid by the customer is fixed or determinable.
       Signed agreements are used as evidence of an arrangement. If a signed contract by the customer does not exist, we have historically used either a purchase order or a signed order form as evidence of arrangement. In cases where both a signed contract and either a purchase order or signed order form exist, we consider the signed contract to be the final persuasive evidence of an arrangement.
       Subscription revenues are recognized ratably over the contract term beginning on the commencement date of each contract, which is the date we make our service available to our customers.  Once our service is available to customers, amounts that have been invoiced are recorded in accounts receivable and in deferred revenue. The majority of our professional services are priced on a fixed-fee basis.  A limited number of our professional services are priced on a time-and-materials basis. Professional services and other revenues are recognized as the services are delivered.
Such services are delivered over a short period of time. In instances where final acceptance of the services are required before revenues are recognized, revenues and the associated costs are deferred until all acceptance criteria have been met.
       We assess collectability based on a number of factors such as past collection history with the customer and creditworthiness of the customer.
If we determine collectability is not reasonably assured, we defer the revenue recognition until collectability becomes reasonably assured.  We assess whether the fee is fixed or determinable based on the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment. Our arrangements do not include general rights of return.
?
       Deferred Commissions
       We might perhaps be paying commissions to encourage our sales team, and referral fees paid to independent third-parties. The commissions are deferred and amortized to sales expense over the non-cancelable terms of the related contracts with our customers.
       Stock-Based Compensation
       We have yet to issue or consider any stock-based compensation.
       Common Stock Valuations
       The fair value of the common stock underlying our stock options was determined by our board of directors, which intended all options granted to be exercisable at a price per share not less than the per share fair value of our common stock underlying those options on the date of grant. When determining the price of our common stock, our board of directors considered the following factors:
*	Current business conditions;
*	The hiring of key personnel;
*	Our stage of development;
*	Any adjustment necessary to recognize a lack of marketability for our common stock;
*	The U.S. and global capital market conditions.
Income Taxes
	Our provision for income taxes, as well as in the future, deferred tax assets and liabilities, and reserves for unrecognized tax benefits reflect our best assessment of estimated future taxes to be paid. Significant judgments and estimates based on interpretations of existing tax laws or regulations in the United States are required in determining our provision for income taxes. Changes in tax laws, statutory tax rates, and estimates of our future taxable income could impact the deferred tax assets and liabilities provided for in the consolidated financial statements and would require an adjustment to the provision for income taxes.
Recent Adopted Accounting Standards
	From this point forward, whenever we adopt new accounting standards they will be noted here.
Qualitative and Quantitative Disclosures about Market Risk
	Interest Rate Sensitivity
We do not enter into investments for trading or speculative purposes. Our investments are exposed to market risk due to a fluctuation in interest rates, which may affect our interest income and the fair market value of our investments. We do not believe that an immediate 10% increase or decrease in interest rates would have a material effect on the fair market value of our portfolio, because we will not invest substantially. We are not an investment company. We believe in what we do and we know we can grow We therefore do not expect our operating results or cash flows to be materially affected by a sudden change in market interest rates.
?
BUSINESS
Overview
	Golden Industries Inc., is a growing provider of can recycling. Our service includes a suite of applications built on our proprietary platform that has the customers experience first in line.  We focus on transforming the cans we collect into either a different product or direct sales to another company.
	We help both households and businesses dispose of their unwanted aluminum cans. Furthermore, we pay them for it more than anyone else. It is that simple. We provide a broad set of ways to get the cans from the customer from, pick-up from their location, to taking and tallying their drop offs. This gives us an even further competitive advantage if what we pay was not enough. When we begin expanding first across Nebraska and then the
Midwest and finally the country and world, that is when we will be the
WalMart of can collecting.
	We offer a service unparalleled to any other. Customers can deploy our service whenever they like, we set up an appointment and pick-up their cans or they can bring them into us when they like as long as it is within normal business hours. To get started the best way to contact us we always tell them is by telephone.
Our Industry
	Budget pressures. Recycling executives are consistently asked to deliver more value for ess cost, and to provide transparency regarding the true costs and business value of recycling investments. The most recent downturn in the global economy has heightened these demands.
	Alignment to business goals. Recycling organizations are increasingly asked to be proactive and design and develop new processes that span the entire enterprise, rather than support a set of discrete services and react to business changes.  Recycling organizations must develop strategies to enable necessary business changes. This has resulted in a much greater need for alignment of strategy and performance with overall business performance.
	Consumerization. Individuals are becoming increasingly environmentally conscious. This has increased business users expectations of the industry
abroad.   Recycling organizations are struggling to respond to these increased demands in a cost-effective manner.
	Integration and standardization. Enterprises need integrated and standardized solutions that work with their existing systems to maximize the availability and usability of the recycling process.
	The Aluminum Recycling Industry Falls Short
	Low Pay-out. Locally the can collectors offer very little amounts of money for aluminum cans. They follow the ebbs and flows of the market with a large gap in between. They are unwilling to pay as much as we are. They claim to do such because of the cost to ship the aluminum to their buyers and what their buyers are willing to pay.
?
Our Opportunity
	We are in a particularly interesting situation because there is a large potential for a new company to grow in our industry. If we offer more money than anyone else the trick is to get new customers to save and sell their cans to us and to get those who are already recyclers to sell to us.
Our Solution
	Our service is offered locally to everyone. In particular we like to focus on collecting over 100 lbs. of cans each time we make a transaction.
We encourage this by the 10% bonus payment for when a customer offers over
100 lbs.  We strive to be available all the time.  We do this by being on call 24/7.
	Key Elements
	Automation of operations. The more that we can make the whole process automated, either through a set of circumstances and procedures to use every time or when possible using a machine instead of a person to complete a task the better.
	Highly configurable and extensible to meet business needs. We are designed in a way to give the ability to easily alter and set up arrangements of our service in all phases of our operations, be it payment, pickup, customer care, contracts and deals. As a result, our service offers a simple solution without the hassle and headache of unchangeable plans.
	Scalable, secure and reliable multi-instance architecture. Our customers require scalability, security and reliability for all sizes of their needs. Our multi-instance architecture is designed to meet these requirements. By providing our customers with dedicated service men and women to enact all measures to meet their needs within reason.
Our Growth Strategy
	Our goal is to be the industry-recognized leading provider of can recycling. Key elements of our growth strategy include:
	Expand our customer base. We believe the global market for our industry is large and undeserved, and we intend to continue to make investments in our business to capture increasingly larger market share. To expand our customer base we intend to hire more employees and to open up new recycling centers in nearby major metropolitan areas such as Lincoln, Grand Island, and Omaha.
	Further penetrate our existing customer base. We intend to increase the number of subscriptions purchased by our current customers by expanding to all their available facilities.  What this means is that if the customer has us pick up their aluminum cans at home that we would like to expand to their place of work and vice versa. This would be done by encouraging such activity and would have great sales implications.
	Expand internationally. Since aluminum cans are used and saved internationally, it only makes sense to expand our brand there eventually.
We will expand focusing in phases. Phase I will be our first outpost in what is most likely Lincoln. Phase II will be focusing on expanding to the major areas in Nebraska. Phase III will be the phase in which we branch into the major areas in the Midwest. Phase IV will focus our growth nationally. Finally, in Phase V, we will go global. If necessary Phase VI will have us expand our brand past global realms.
?
	Continue to innovate and enhance our service offerings. We have made, and will continue to make, significant investments in research and development to strengthen our existing applications, expand the number of applications on our platform and develop additional automation technologies.
We typically offer multiple upgrades each year that allow our customers to benefit from ongoing innovation.
	Strengthen our customer community. We have an enthusiastic and engaged customer community that contributes to our success through their willingness to share their Championship Cans experiences with other potential customers. Customer needs drive our development efforts. To support our community and encourage collaboration, we will host conferences and seminars. We will continue to leverage our growing customer community to expose our existing customers to new use cases and increase awareness of our service.
	Develop our partner ecosystem. We intend to further develop our partner ecosystem by establishing agreements between middle men recyclers and strategic resellers and system integrators to provide broader customer coverage, access to senior executives and solution delivery capabilities. As we expand our base of partners, we intend to grow our indirect sales team and marketing efforts to support our distribution network.
?
Our Service
	Our core service involves three simple parts, we buy cans from consumers or from collectors, we process the cans into powder or if need be something else, then we sell the product. As you know aluminum is used for about everything, a variety of applications. We will find something to do with the aluminum.  We arent against using it as tubing and building vehicles, or even parts for vehicles or for farm equipment. Aluminum is lighter than steel so it is sought after in the performance parts market.
But as of now we are focusing on powderizing the aluminum for use in pyrotechnics and we need a little venture capital to get that started.
	We buy cans
*	We show up to anyone where they request anytime (within reason), to buy their cans on site.
*	When dealing with a larger customer (volume of cans) we will try to get a contract.
*	Dealing with a can collector is a goldmine and perhaps is what we will seek out in the future. (Once we know what we are manufacturing and have someone to buy it.)
We process the cans
*	Our current goal is to be able to powderize the cans using the ball mill that we made out of a modified clothes dryer.  It is possible that this idea will not turn out.  In that case we will decide on weather to invest in a full size ball mill or take our aluminum into a different idea.
*	We can melt the aluminum
*	We can press the aluminum
*	We can do nothing to the aluminum
We sell the product
*	We could sell the aluminum powder on eBay because we are very familiar with that website.
*	We could sell the aluminum powder to a major fireworks distributor or set up our own website to sell.
*	We can load up the cans on a boat and float them to the London Metal
Exchange.
*	We can sell the cans locally for a profit.
*	We can sit on our cans till the market rises.
*	We can sell any other products stated above and many more.
Customer Support
	We offer all sorts of customer support. You can call us at any time if you have a problem or concern or you can email us. You can even call us if it is not a business related discussion. We can facilitate such discussions because we feel that the non-business discussions will strengthen our relationships and lead to better business communication in the future.
?
Sales and Marketing
	We sell our product and services through direct field sales and indirect channel sales. We may also partner with strategic resellers and online auction sites such as eBay. In the future we will make significant investments in direct sales in many markets.
	Our marketing efforts will consist of activities such as customer referrals, internet advertising, trade shows and industry events and press releases. We will also host seminars and possibly webinars and conferences to present a wide variety of programs to accelerate marketing success.
Customers
	Since we are in the infancy of our existence we focus primarily on the everyday beverage consumer to buy our cans from because of our limited capital. In the future we will focus on sinking larger accounts. As far as selling we have yet to sell any cans because of the fact that if we sold a product that could potentially be worth more after a bit of manufacturing, before we manufactured it then we would be pissing away money. So our primary focus now is on powderizing the aluminum then after we have successfully found a reasonable way to do so then we will look for accounts to sell our powder to.
Case Studies
	The following actual examples demonstrate how customers have benefitted from our service and expertise.
	Bob
       Bob called me up after I went to his mothers garage sale and gave her my business card and told her what we do. Bob had a ton of cans he had saved and he told me he was considering selling them in town but he wanted to call me first because he heard that Championship Cans offered a better price. I arrived on June 14th and brought my scale but it wasnt really working out right so we used him. The three of us, Bob, his mother and I, weighed out 143.5lbs of his crushed aluminum cans. So he told me that the place in town was offering $.56 per pound and I told him I would beat their price by a nickel and, since he had over 100 lbs I would give him the 10% bonus like I promised. I ended up paying him $94 in cash for his $.67 per pound of his
143.5 lbs, and I picked them up from his house.
Research and Development
       Our ability to adjust and change with the times is dependent on how much we invest in our research and development. We are not just confined to recycling aluminum cans. That is just one subsidy. We will attempt to engage in other business outside of this so long as the activity produces a profit. It is important, now in our infancy, that we focus on just the recycling cans because specialization and simplification makes spreading the message of what services we offer easier to convey.
?
Competition
	Here in our hometown of York, Nebraska we have but one can collector to deal with and so long as we offer to beat Time Rentals prices it is only a matter of time that their customers migrate to us. But that is not our sole purpose or goal. We need to grasp all of southeast Nebraska, see Our Growth Strategy. Price is not the only competitive factor, some of the other competitive factors are service, flexibility and performance. We believe that we compete favorably with our competitors on each of these factors. However, many of our primary competitors have greater name recognition, longer operating histories, more established customer relationships, larger marketing budgets and significantly greater resources than we do.
Intellectual Property
	It is not within our budget at this time to either copyright or trademark any of our proprietary rights. It is an idea that we have both thought of and planned out and is something likely that we will partake in the future in order to get this protection.
	We expect that we and others in our industry may be subject to third-party infringement claims as the number of competitors grows and the functionality of products and services overlaps. Our competitors could make a claim of infringement against us with respect to our service. Any of these third parties might make a claim of infringement against us at any time. Employees
	As of March 31, 2012, we have but one sole employee and that is our CEO Mr. Tyrannosaurus Rex Gold. We will hire as needed as we continue to grow.
Job titles of some of our first likely employees would be accountant, delivery and manager. Our employees may be represented by a labor union. Facilities
	Our corporate headquarters are located in York, Nebraska.  This is
where our shop, warehouse, and offices are located.   We will seek additional
space as needed.
Legal Proceedings
	From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. We are not presently a party to any legal proceedings that, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, financial condition or cash flows.
?
MANAGEMENT
Executive Officers and Directors
	The following table sets forth information regarding our executive officers and directors as of March 31, 2012.
Name
Age
Position
Tyrannosaurus Rex Gold
24
President, Chief Executive
Officer and Director
	Executive Officers
	Tyrannosaurus Rex Gold created Golden Industries and then incorporated the company on January 11, 2012. Attached is his resume and outside of his impressive job sheet is his just as impressive education. Mr. Gold graduated Pius X high school in 2006 and resumed his education with college in 2009 at Southeast Community College. After nine quarters he transferred to the University of Nebraska Lincoln. He is studying for his bachelors degree in business administration but he has said he may drop out if Golden Industries Inc. becomes greater than school.
Board of Directors
	We will appoint directors pursuant to rules of the stock exchange in which we enlist. It is likely that we will have annual meetings of our stockholders.
	In addition, our board of directors may set the authorized number of directors and only our board of directors my fill vacancies in our board of directors. Any director appointed to fill a vacancy shall serve for the remaining term of the directorship that would have been served by the director he or she replaced.
	The classification of our board of directors and provisions described above may have the effect of delaying or preventing changes in our control or management.
Board Leadership Structure
	We have not put much thought into our board of directors because we have no experience with it. Therefore how it is structured and how many members it has will be determined as it is formed.
Role of the Board in Risk Oversight
	One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors may have a standing risk management committee, but otherwise will administer this oversight function directly as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee, should it form, has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management are undertaken. The Audit Committee will also monitor compliance with legal and regulatory requirements. Our Compensation Committee, should it form, assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.


Board Committees
	Our board of directors may have an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which has the composition and responsibilities described below as of the closing of this offering. Members serve on these committees until their resignations or until otherwise determined by our board of directors.
	Audit Committee
	Our Audit Committee will form guidelines and rules as it is formed.
Our Audit Committee will:
*	Select an accountant, possibly a firm to serve as the independent registered public accounting firm to audit our financial statements;
*	Help ensure the independence of the independent registered public accountant, accounting firm;
*	Discuss the scope and results of the audit with the independent registered public accountant or firm, and review, with management and that firm, our interim and year-end operating results;
*	Develop procedures for employees to  submit concerns about questionable accounting or audit matters be it anonymous or not;
*	Consider the adequacy of our internal accounting controls and audit procedures; and
*	Approve or, as permitted, pre-approve all audit and non-audit services to be performed by the independent registered public accountant or firm.
Compensation Committee
       The purpose of our Compensation Committee, should it form, will be to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Our Compensation Committee, among other things, will:
*	Review and approve, or recommend that our board of directors approve, the compensation of our executive officers;
*	Review and recommend to our board of directors the compensation of our directors;
*	Review and approve the terms of any material agreements with our executive officers;
*	Administer our stock and equity incentive plans;
*	Review and make recommendations to our board of directors with respect to incentive compensation and equity plans; and
*	Establish and review our overall compensation philosophy.
?
    Nominating and Governance Committee
	The Nominating and Governance Committee will form rules and guidelines as it forms. Our Nominating and Governance Committee, among other things, will:
*	Identify, evaluate and recommend nominees to our board of directors and committees of our board of directors;
*	Conduct searches for appropriate directors;
*	Evaluate the performance of our board of directors;
*	Consider and make recommendations to our board of directors regarding the composition of our board of directors and its committees;
*	Review related party transactions and proposed waivers of the code of conduct;
*	Review developments in corporate governance practices; and
*	Evaluate the adequacy of our corporate governance practices and reporting.
       We intend to post the charters of our Audit, Compensation and Nominating and Governance Committees, and any amendments that may be adopted from time to time, on our website.
Compensation Committee Interlocks and Insider Participation
	No members of our Compensation Committee will be an employee of ours. None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our board of directors or Compensation Committee. Prior to formation of the Compensation Committee , our full board of directors made decisions relating to compensation of our board of directors.
Code of Business Conduct and Ethics
	We anticipate that our board of directors will adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. We intend to post the code of business conduct and ethics, and any amendments that may be adopted from time to time, on our website.
Director Compensation
Name
Period
Fees Earned or
Paid in Cash
Option
Awards
Total






       No director shall be entitled to per-meeting fees. All directors are also entitled to reimbursement for reasonable travel expenses incurred to attending meetings of our board of directors and committees of the board of directors.
?
       EXECUTIVE COMPENSATION
       Compensation Discussion and Analysis
       	Overview
       	We have no plans or any compensation at this time. This area in our prospectus as well as in reality will be fulfilled and taken care of in due time when the time comes.

?
       CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
       Any other compensation agreements not discussed above under
Management and Executive Compensation, worth more than perhaps $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest or such other persons as may be required to be disclosed pursuant to Item404 of Regulation S-K, which we refer collectively to as related parties will be stated in this section.
       Some of the major types of agreements that can be typically found in this section are stock financing, employment agreements, equity grants, and indemnification agreements.
?
       PRINCIPAL AND SELLING STOCKHOLDERS
       The following table sets forth information regarding beneficial ownership of our capital stock outstanding as of March 31, 2012:
*	Each person, or group of affiliated persons, known by us to
beneficially own more than 5% of our common stock;
*	Each of our directors;
*	Each of our named executive officers;
*	All or our directors and executive officers as a group; and
*	Each of the selling stockholders
       We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated, we believe, based on the information furnished to us, that the persons and entities named in the table below have solve voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
       Applicable percentage ownership is based on 10,000 shares of common stock outstanding at March 31, 2012. For purposes of the table below, we have assumed that 9,000 shares of common stock will be sold in this offering. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants or other convertible securities held by that person or entity that are currently exercisable or will be exercisable within 60 days of March 31, 2012. We did not deem these shares outstanding, however, for the purpose of computing the percentage of ownership of any other person. Except as otherwise noted below, the address for each person or entity listed in the table is Golden Industries Inc., 613 N Grant Ave Apt 3C York, Nebraska 68467.

Shares Beneficially
Owned Prior to the
Offering

Shares Beneficially
Owned After the Offering
Name of
Beneficial Owner
Number
Percent
Shares
Being
Offered
Number
Percent
Directors and
Named Executive
Officers





Tyrannosaurus Rex
Gold
1,000
10%






9,000



?
       DESCRIPTION OF CAPITAL STOCK
       General
       Upon the closing of this offering, our authorized capital stock will consist of 10,000 shares of common stock, $1 par value per share. A description of the material terms and provisions of our restated certificate of incorporation and the bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to the form of our restated bylaws to be in effect upon the closing of this offering that will be filed as exhibits to the registration statement relating to this prospectus.
       Common Stock
       Dividend Rights
       At this time we are not issuing any dividends for holding shares of our company. This is because we dont yet know how to do this. In the future it is highly likely that we issue dividends on a quarterly basis.
       Voting Rights
       Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our restated certificate of incorporation eliminates the right of stockholders to cumulate votes for the election of directors.
       No Preemptive or Similar Rights
       Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
       Right to Receive Liquidation Distributions
       Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
?
Registration Rights
	Common and Preferred Stock
	Certain investors are entitled to demand, piggyback, and Form S-3 registration rights. The stockholders who are a party to the investor rights agreement will hold an aggregate of our common stock upon the closing of this offering and all other types of stock that are subject to the registration rights under that investor rights agreement. Such stockholders have waived their registration rights with respect to this offering.
	Demand Registration Rights. In the case that a holder of a large portion (40%) or more of the shares having demand registration rights have the right to make up to two demands that we file a registration statement to register all or a portion of their shares so long as the aggregate number of securities requested to be sold under such registration statement is at least an amount to be determined later.
	Form S-3 Registration Rights. If we are eligible to file a registration statement on Form S-3, the holders of a large portion (40%) or more of the shares having registration rights have the right to make up to two demands that we file a registration statement on Form S-3 so long as the aggregate value of the securities to be sold under the registration statement on Form S-3 is at least an amount to be determined later.
	Piggyback Registration Rights. If we register any securities for public sale, holders of registration rights are entitled to written notice of the registration and will have the right to include their shares in the registration statement. The underwriters of any offering will have the right to limit the number of shares having registration rights to be included in the registration statement, but not below 25% of the total number of shares included in the registration statement, unless such offering is our initial public offering and such registration does not include shares of any other selling stockholders, in which case any and all shares held by selling stockholders may be excluded from the offering.
	Expenses of Registration. Generally, we are required to bear all registration and selling expenses incurred in connection with the demand, piggyback and Form S-3 registrations described above, other than underwriting discounts and commissions, stock transfer taxes and fees of counsel for any holder other than the reasonable fees of a single special counsel for the holders of registration rights.
	Expiration of Registration Rights. The demand, piggyback, and Form S-3 registration rights discussed above will terminate four years following the closing of this offering. In addition, the registration rights discussed above will terminate with respect to any stockholder entitled to these registration rights on the date when such stockholder holds less than three percent of our common stock then outstanding and is able to sell all of its registrable common stock in a single 90-day period under Rule 144 of the Securities Act.
?
Anti-Takeover Provisions
	The provisions of Nebraska law, our restated certificate of incorporation and our restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.
	Nebraska Law
	Restated Certificate of Incorporation and Restated Bylaw Provisions
	Our restated certificate of incorporation and our restated bylaws to be in effect upon the closing of this offering will include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control, including the following:
Transfer Agent and Registrar
	At this time we do not have a transfer agent or registrar.
?
SHARES ELIGIBLE FOR FUTURE SALE
	Before this offering, there has not been a public market for shares of our common stock. Future sales of substantial amounts of shares of our common stock, including shares issued upon the exercise of outstanding options, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.
	Upon closing of this offering, a total of 10,000 shares of common stock will be outstanding. Of these shares 9,000 of the shares of common stock will be for sale in this offering by us and the selling stockholders will be freely tradable in the public market without restriction or further registration under the Securities Act, unless these shares are held by affiliates, as that term is defined in Rule 144 under the Securities Act.
Rule 144
	In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144.  If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.
	In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon the expiration of the lock-up agreements described below, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:
*	1% of the number of shares of common stock then outstanding, which will equal 100 shares immediately after this offering, or
*	The average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.
       Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.
?
Rule 701
	In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase shares from us in connection with a compensatory stock or option plan or other written agreement in a transaction before the effective date of this offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will, subject to the lock-up restrictions described below, be eligible to resell such shares 90 days after the date of this prospectus in reliance on Rule
144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.
Lock-Up Agreements
	We and each of our directors, officers and the holders of substantially al of our capital stock have agreed to the lock-up provisions described under Underwriting.
Registration Rights
	Upon the closing of this offering, the holders of an aggregate of 10,000 shares of our common stock, or their permitted transferees, will be entitled to rights with respect to the registration of these shares under the Securities Act. Registration of these shares under the Securities Act would result in these shares becoming fully tradable without restriction under the Securities Act immediately upon the effectiveness of the registration statement, except for shares purchased by affiliates. See Description of Capital Stock-Registration Rights for additional information
Registration Statements
	We intend to file a registration statement on Form S-8 under the Securities Act covering all of the shares of common stock subject to equity grants outstanding and reserved for issuance under our stock plans. We expect to file this registration statement as soon as practicable after this offering. However, none of the shares registered on Form S-8 will be eligible for resale until the expiration of the lock-up agreements which they are subject
?
CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS OF COMMON STOCK
	This section summarizes certain United States federal income tax considerations relating to the ownership and disposition of common stock for a non-U.S. holder (as defined below).  This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based upon provisions of the Code, and Treasury regulations promulgated thereunder, administrative rulings and judicial decisions currently in effect. These authorities may change at any time, possibly on a retroactive basis, or the Internal Revenue Service, or IRS, might interpret the existing authorities differently. In either case, the tax considerations of owning or disposing of common stock could differ from those described below. For purposes of this summary, a non-U.S. holder is any holder other than an entity taxable as a partnership for United States federal income tax purposes or:
*	An individual who is a citizen or resident of the United States;
*	A corporation, or other entity taxable as a corporation for United
States federal income tax purposes, created or organized under the laws of the United States, any state or the District of Columbia;
*	A trust that is (1) subject to the primary supervision of a United
States court and one of more United States persons have authority to control all substantial  decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person; or
*	An estate whose income is subject to United States income tax regardless of source
       If you are a non-U.S. citizen that is an individual, you may, in many cases, be deemed to be a resident alien, as opposed to a nonresident alien, by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to United States federal income tax as if they were United States citizens. Such an individual is urged to consult his or her own tax advisor regarding the United States federal income tax consequences of the sale, exchange of other disposition of common stock.
If a partnership or other pass-through entity is a beneficial owner of common stock, the tax treatment of a partner in the partnership or an owner of the entity will depend upon the status of the partner or other owner and the activities of the partnership or other entity. Any partner in a partnership or member in a pass-through entity holding shares of our common stock should consult its own tax advisor.
?
       This discussion assumes that a non-U.S. holder will hold our common stock as a capital asset (generally, property held for investment). This summary generally does not address tax considerations that may be relevant to particular investors because of their specific circumstances, or because they are subject to special rules, including, without limitation, if the investor is a United States expatriate, controlled foreign corporation, passive foreign investment company, corporation that accumulates earnings to avoid United States federal income tax, dealer in securities or currencies, financial institution, regulated investment company, real estate investment trust, tax-exempt entity, insurance company, person holding our common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, trader in securities that elects to use a mark-to-market method of accounting, person liable for the alternative minimum tax, person whose functional currency is other than the U.S. dollar, person who acquired our common stock as compensation for services, and partner or beneficial owner in a pass-through entity. Finally, this summary does not describe the effects of any applicable foreign, state or local laws, or, except to the extent discussed below, the effects of any applicable gift or estate tax laws.
       INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPICATION OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AD THE CONSEQUENCES OF FOREIGN, STATE OR LOCAL LAWS, AND TAX TREATIES.
Dividends
	We do not expect to declare of pay any dividends on our common stock. But we may change that in the future.
Sale of Common Stock
	Non-U.S. holders will generally not be subject to United States federal income tax on any gains realized on the sale, exchange or other disposition of common stock unless:
*	The gain (1) is effectively connected with the conduct by the non-U.S.
holder of a United States trade or business and (2) if required by an applicable income tax treaty between the United States and the non-U.S.
holder in the United States (in which case the special rules described below apply);
*	The non-U.S. holder is an individual who is present in the United
States for 183 days or more in the taxable year of sale, exchange or other disposition of our common stock, and certain other requirements are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States); or
*	The rules of the Foreign Investment in Real Property Tax Act or FIRPTA,
treat the gain as effectively connected with a United States trade or business.
?
       The FIRPTA rules may apply to a sale, exchange or other disposition of our common stock if we are, or were within the shorter of the five-year period preceding the disposition and the non-U.S. holders holding period a U.S. real property holding corporation, or USRPHC. In general, we would be a USRPHC if interests in United States real estate comprised at least half of our business assets. We do not believe that we are a USRPHC but it is possible we could become one in the future especially if we issue asset backed securities and we purchase the Opera House apartment complex here in York which is attached in a document. If we do become a USRPHC our common stock will be treated as United States real property interests only if a non-U.S. holder actually owns or constructively holds more than 5% of our outstanding common stock.
       If any gain from the sale, exchange or other disposition of common stock, (1) is effectively connected with a United States trade or business conducted by a non-U.S. holder and (2) if an income tax treaty between the United States and the non-U.S. holders country of residence applies, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by such non-U.S. holder in the United States, then the gain generally will be subject to United States federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its United States trade or business, subject to certain adjustments, generally would be subject to a branch profits tax. The branch profits tax rate is generally 30%, although an applicable income tax treaty between the United States and the non-U.S. holders country of residence might provide for a lower rate.
United States Federal Estate Tax
	The estates of nonresident alien individuals generally are subject to United States federal estate tax on property with a United States situs. Because we are a United States corporation, our common stock will be United States situs property and therefore will be included in the taxable estate of a nonresident alien decedent, unless an applicable tax treaty between the United States and the decedents country of residence provides otherwise.
Backup Withholding and Information Reporting
	The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are dividends and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by backup withholding rules. These rules require the payors to withhold tax from payments subject to information reporting if the recipient fails to cooperate with the reporting regime by failing to provide his taxpayer identification number to the payor, furnishing an incorrect identification number, or failing to report interest or dividends on his returns. The backup withholding tax rate is currently 28% for all payments made through December 31, 2012. The backup withholding rules do not apply to payments to corporations, whether domestic or foreign, provided that they establish such exemption.

?
       Payments to non-U.S. holders of dividends on common stock generally will not be subject to backup withholding, and payments of proceeds made to non-U.S. holders by a broker upon a sale of common stock will not be subject to information reporting or backup withholding, in each case so long as the non-U.S. holder certifies its nonresident status (and we or our paying agent do not have actual knowledge or reason to know the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied) or otherwise establishes an exemption. The provisions of a properly executed Form W-8BEN will generally satisfy the certification requirements necessary to avoid the backup withholding tax as well. We must report annually to the IRS any dividends paid to each non-U.S. holder and the tax withheld, if any, with respect to these dividends. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides.
       Under the Treasury regulations, the payment of proceeds from the disposition of shares of our common stock by a non-U.S. holder made to or through a United States office of a broker generally wi be subject to information reporting and backup withholding unless the beneficial owner certifies, under penalties of perjury, among other things, its status as a non-U.S. holder (and we or our paying agent do not have actual knowledge or reason to know the holder is a United States person or otherwise establishes an exemption. The payment of proceeds from the disposition of shares of our common stock by a non-U.S. holder made to or through a non-United States office of a broker generally will not be subject to backup withholding and information reporting, except as noted below. Information reporting, but not backup withholding, will apply to a payment of proceeds, even if that payment is made outside of the United States, if you sell our common stock through a non-United States office of a broker that is:
*	A United States person (including a foreign branch or office of such person);
*	A controlled foreign corporation for United States federal income tax purposes;
*	A foreign person 50% or more of whose gross income from certain periods is effectively connected with a United States trade or business; or
*	A foreign partnership if at any time during its tax year (a) one or more of its partners are United States persons who, in aggregate hold more than 50% of the income or capital or capital interests of the partnership or (b) the foreign partnership is engaged in a United
States trade or business;
       Unless the broker has documentary evidence that the beneficial owner is a non-US. Holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no actual knowledge or reason to know to the contrary).
       Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder of common stock under the backup withholding rules can be credited against any United States federal income tax liability of the holder and may entitle the holder to a refund, provided that the required information is furnished to the IRS in a timely manner.
?
Foreign Account Tax Compliance Act
	Recent legislation will impose withholding at 30% on payments to certain foreign entities of dividends on and the gross proceeds of dispositions of U.S. common stock, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S.
persons of interest in or accounts with those entities) have been satisfied. The withholding would apply to payments of dividends on U.S. common stock beginning January 1, 2014 and to gross proceeds form dispositions of U.S. common stock beginning January 1, 2015. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock.
	THE PRECEDING DISCUSSION OF UNITED STATES FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE
INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.
?
UNDERWRITING
Selling Restrictions
	European Economic Area
	In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, or Relevant Member State, an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:
*	To any legal entity which is a qualified investor as defined in the
Prospectus Directive;
*	To fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the
Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or
*	In any other circumstances falling within Article 3(2) of the
Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus
Directive.
       For the purposes of this provision, the expression an offer to the public in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.
       United Kingdom
       This prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive, or qualified investors, that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as relevant persons). The shares are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such shares will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.
?
       Hong Kong
       The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or
(ii) to professional investors within the meaning of the Securities and
Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a prospectus within the meaning of the Companies Ordinance (Cap.32, Laws of
Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong
Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance
(Cap.571 Laws of Hong Kong) and any rules made thereunder.
       Singapore
       This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under
Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person, or any person pursuant to Section 275(IA) , and in accordance with the conditions, specified in Section 275 of the SFA or
(iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
       Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(IA), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
?
       Japan
       The securities have not been and will not be registered, unless someone really, really wants us to, under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan
(which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
       Notice to Prospective Investors in Switzerland
       The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
       Neither this document nor any other offering or marketing material relating to the offering, our company, or the shares have been or will be filed with or approved by any Swiss regulatory authority.  In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and
the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares.
       Notice to Prospective Investors in the Dubai International Financial
Centre
       This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying and documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares.  If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
?
       WHERE YOU CAN FIND MORE INFORMATION
       We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement of the exhibits filed therewith. For further information about us and the common stock offered hereby, reference is made to the refistration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract of any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other documentfiled as an exhibit to the registration statement. We currently do not file periodic reports with the SEC. Upon closing of this offering, we will be required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all oor any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.
?
Articles of Incorporation
Article 1:
(a)	Name:  Golden Industries Inc.;
(b)	Shares:  10,000 at a par value of $1;
(c)	Street address of corporate office:  613 N Grant Ave. Apt. 3C
York NE, 68467.  Registered agent at that office:  Tyler Gold;
(d)	Name and street address of incorporator:  Tyler Gold, 613 N Grant
Ave. Apt. 3C York NE, 68467; and
(e)	Golden Industries Inc. reserves the right to register as an
investment company under the federal Investment Company Act of 1940.
Article 2:
(a)	Initial director:  Tyler Gold, 613 N Grant Ave Apt 3C York NE,
68467;
(b)
(i)	The purpose for which the corporation is organized is to serve the people, the improvement of the community and to do the will of God;
(ii)	The business will be managed and affairs be regulated in a manner consistent with the law;
(iii)	 The governing body of Golden Industries Inc. will be known as the board of directors, to be elected by the shareholders.  The number of members of the board of directors as well as the definitions, limits and regulations of their powers will be decided by the shareholders;
and
(iv)	The shareholders will not be personally liable beyond their share in Golden Industries Inc.  That is unless found to be personally liable by law;
(c)
(d)	The director and shareholders to Golden Industries Inc. are
limited to their share in liability for money damages for any action taken, or any failure to take any action, as a director, except liability for:
(i)	The amount of a financial benefit received by a director to which he or she is not entitled;
(ii)	An intentional infliction of harm on Golden Industries Inc. or the shareholders;
(iii)	 A violation of section 21-2096; or
(iv)	An intentional violation of criminal law; and
(e)	It is obligatory that the director be indemnified of liability, as defined in section 21-20,102, to any person for any action taken, or any failure to take any action, as a director, except liability for (i)
receipt of a financial benefit to which he or she is not entitled, (ii)
an intentional infliction of harm on the corporation or its
shareholders, (iii) a violation of section 21-2096, or (iv) an intentional violation of criminal law.
(3)	The articles of incorporation shall not be required to set forth any of the corporate powers enumerated in the act.



       Tyler Gold, Incorporator.
*	RE: Golden Industries Inc. Articles of Incorporation?
 secretary of state corporate division
To tyler gold
From:
SOS CORPORATIONS (SOS.CORP@nebraska.gov)
Sent:
Tue 1/03/12 2:20 PM
To:
tyler gold (goldenindustries1@hotmail.com)
The name(s) requested are available as of today. Please note that this statement of name availability is merely a courtesy service. It is not a guarantee of acceptance of the name for filing, nor is it considered a filing for the statutory reservation of the name(s). Only after a request for name reservation is filed or a corporate filing is submitted, will a final decision be made.
Please return a copy of this statement with your filing.
Please do not respond to this email address. Direct all inquiries to sos.corp@nebraska.gov.
Also, the articles conform to statute you can submit them.
Jody Debus
Sr. Filing Specialist
Corporation Division
Nebraska Secretary of States Office
(402) 471-4079 http://www.sos.ne.gov
From: tyler gold [mailto:goldenindustries1@hotmail.com]
Sent: Sunday, January 01, 2012 1:20 AM
To: SOS CORPORATIONS
Subject: Golden Industries Inc. Articles of Incorporation
Hi,

My name is Tyler Gold and attached is a rough draft of the articles of incorporation for my company Golden Industries. I used the statute 21-2018 to format the articles. You may note that I left article 2 (c) blank because I was not sure what to put. I look forward to hearing from you on Tuesday.

Tyler Gold
Golden Industries
402 366 1374
goldenindustries1@hotmail.com
?

[Type the document title]
[Type the document subtitle]
Tyler Gold

?
Table of Contents
1.	Table of Contents
2.	Executive Summary
3.	Business Description & Vision
4.	Definition of the Market
5.	Description of Products and Services
6.	Organization & Management
7.	Marketing and Sales Strategy
8.	Fanatical Management
9.	Appendices
?
Executive Summary
	Championship Cans is a growing company looking to pay you more than anyone else for your soda pop cans guaranteed.
?
Business Description & Vision
       To help the environment and to put money in your pocket.
       To grow as big as possible
       Goals: To become the biggest can collector in the world
       Championship Cans has been collection soda pop cans for a long time.
We started by collecting grandpas beer cans that he drank with his friends at his shop. The name Championship Cans was thought of April 17th 2012. Previously we were known as Cash Cans
       Company Principals:
*	Honesty
*	Integrity
*	Service
*	Trust
*	Reliability
?
Definition of the Market
	The can collecting industry is represented. There is already one collector in York and many more in Lincoln and Omaha. The can collecting industry is prevalent throughout the world.
	The critical need of the existing market is knowledge. The market can grow if more people save their cans.
	The target market is anyone who can be swayed into saving their soda pop cans.
	The profile of targeted clients is anyone because those who buy plastic can be swayed to buying soda pop cans. Those who drink non-carbonated beverages can be swayed to switch to soda pop. Basically everyone can drink their beverages from aluminum cans.
	We anticipate near the whole market share because we can buy the cans from those who already collect. And we pay more for the cans than everyone else guaranteed.
?
Description of Products and Services
	Championship Cans will buy aluminum cans from customers, paying them more than anyone else.
	Championship Cans service will be competitive because the experience will be uplifting. Our customers will be elated with our employees enthusiasm.  And the price will be more than anyone else.
?
Organization & Management
	Championship Cans is organized as a subsidy of Golden Industries Inc. It is a proprietorship that specializes in soda pop can collection.
	Tyler Gold is the owner of Championship Cans and he lives and breathes soda pop cans. He wants your cans so bad; he is willing to guarantee the best price you can find.  He is passionate about you and your experience and he is dedicated to his dream.
?
Marketing and Sales Strategy
       Championship Cans market is everyone.  First and foremost its those who drink soda pop cans.  For those who drink bottles and those who dont drink soda at all, they can be persuaded.
       The channels of distribution will be both drop off and pickup-delivery. This is another way to gain an edge over the competition. We will actually pick up the cans from you.
       Championship Cans sales strategy is stated as follows: The pricing is better than anyone else backed by a guarantee. Promotion will be a never ending process of new gimmicks and schemes such as contests, advertising and coupons. The products are the simple part only aluminum cans. That is our only product. Our growth plan is to start in York, then branch to Lincoln and reevaluate from there.  We will be global.
?
       Financial Management
       	Championship Cans projected remaining startup costs:
*	Wood chipper $200
*	1000 Ball bearings $180
*	Newspaper Ad $50
?
Appendices
       Championship Cans equipment:
*	1 Modified clothes dryer
?
Tyrannosaurus Rex J. Gold
613 Grant Ave. York, NE 68467
GoldenIndustries1@hotmail.com
(402)-366-1374

Career Objectives: To obtain a career position with a Bioenergy producer using my skills and talents.
Qualifications Summary: The welding class I took in high school makes me qualified to weld. Also my work experience with Monsanto shows that in the past I have worked an Industrial Job. You will come to find that I am handy. Career Summary: I began work at age 8 and I havent ceased yet. Though I have not spent more than one year with a particular company, you can see that I have experienced many different work environments.
Education:
High school diploma, Pius X High School, Lincoln, May 2006. Current student at SCC Lincoln.
 Areas of special involvement:
Computers, Web Design, Graphics, Language Arts, Technical arts, Customer Service, Electrical, Construction, and Welding.
Experience:
Employer: Monsanto
Job Title:
Researcher

Dates Employed:
Spring 09-
Winter 09

Supervisor Name:
Derrin McDaniels

Work Performed:
Digging, planting, sorting seeds, moisture samples


Employer: K & S Electric
Job Title:
Apprentice Electrician

Dates Employed:
Spring 08-
Spring 09

Supervisor Name:
Dennis Kornelson

Work Performed:
Installing outlets, lightfixtures, panels


Employer: UNL
Job Title:
Custodian

Dates Employed:
Summer 07-
Winter 08

Supervisor Name:
Bill Conkling

Work Performed:
Moving tables, chairs, cleaning, special events setup


Employer: Wilderness Ridge
Job Title:
Landscaper

Dates Employed:
Spring 06-
Winter 06

Supervisor Name:
Ryan Greis

Work Performed:
Mowing, blowing, trimming, Christmas lights, pruning, laying mulch

Employer: Grand Central Super Value
Job Title:
Stocker/Bagger

Dates Employed:
Spring 05-
Winter 05

Supervisor Name:
Warren Thomas

Work Performed:
Customer service, inventory, bagging


Employer: 4 Seasons Growing Co.
Job Title:
Landscaper

Dates Employed:
Spring 04-
Winter 07

Supervisor Name:
Troy Gold

Work Performed:
Mowing, Blowing, Trimming


Employer: Wendys
Job Title:
Grill/Fry cook

Dates Employed:
Summer 04-
Winter 04

Supervisor Name:
Lonnie Berger

Work Performed:
Food Prep, kitchen cleanup

Employer: Harre Construction
Job Title:
Carpenters helper

Dates Employed:
Spring 03-
Summer 05

Supervisor Name:
Frank Harre

Work Performed:
Framing, Measuring, light construction


Employer: Schernikau detasseling
Job Title:
detasseler

Dates Employed:
Summer 02

Supervisor Name:
Lynn Leif

Work Performed:
Detasseling Corn

109